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                     MICRION CORPORATION AND SUBSIDIARIES             Exhibit 11
            Statement of Computation of Per Share Earnings (Loss)






                                                                    (UNAUDITED)                (UNAUDITED)
                                                                For the three months       For the nine months
                                                                    ended March 31,           ended March 31,
                                                                  1998         1999         1998         1999
                                                                 -------      -------      -------     -------
                                                                      (in thousands except per share data)

      Net (loss) income ....................................     $(1,255)     $(  954)     $    19     $(2,493)

      (a) Computation of Basic Earnings (Loss) per Share:

      Weighted average common shares outstanding:
        Common stock .......................................       4,061        4,088        4,055       4,079
                                                                 -------      -------      -------     -------


       Basic Earnings (Loss) per Share .....................     $( 0.31)     $( 0.23)     $  0.00     $( 0.61)
                                                                 =======      =======      =======     =======


      (b) Computation of Diluted
           Earnings (Loss) per Share:

      Weighted average common equivalent shares outstanding:
        Common stock .......................................       4,061        4,088        4,055       4,079
        Common stock equivalents:
          Warrants(1) ......................................          --           --           62          --
          Options (2) ......................................          --           --          201          --
                                                                 -------      -------      -------     -------

      Weighted average common and
      common equivalent shares
      outstanding ..........................................       4,061        4,088        4,318       4,079
                                                                 =======      =======      =======     =======


       Diluted Earnings (Loss) per Share ...................     $( 0.31)     $( 0.23)     $  0.00     $( 0.61)
                                                                 =======      =======      =======     =======


(1) Warrants issued 5/94 for 100,000 shares, less shares reacquired under the treasury stock method.


(2) Options granted 11/94 through 3/98, less shares reacquired under the treasury stock method.












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